                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                 BENTHOS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Massachusetts                            04-2381876
--------------------------------------  ----------------------------------------
  (State or Other Jurisdiction of                (I.R.S. Employer
   Incorporation or Organization)               Identification No.)

                49 Edgerton Drive, Falmouth, Massachusetts 02556
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                         Benthos, Inc. Stock Option Plan
               1994 Stock Option Plan for Non-Employee Directors
--------------------------------------------------------------------------------
                              (Full title of plans)

                             William F. Griffin, Jr.
                         Davis, Malm & D'Agostine, P.C.
                                One Boston Place
                          Boston, Massachusetts 02108
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (617) 367-2500
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                     Proposed        Proposed
 Title of                            Maximum          Maximum
Securities              Amount       Offering        Aggregate       Amount of
  to be                 to be          Price         Offering      Registration
Registered            Registered     Per Share         Price           Fee
--------------------------------------------------------------------------------
Benthos, Inc.       15,000 shares    $2.625 (1)      $  39,375       $  11.93
  Stock Option      40,000 shares     3.0625(1)        122,500          37.12
  Plan              59,500 shares     6.50  (1)        386,750         117.20
Common Stock        85,500 shares    18.75  (2)      1,603,125         485.80
$.0667 par value

1994 Stock          15,000 shares     2.875 (1)         43,125         13.07
  Option Plan       15,000 shares     2.625 (1)         39,375         11.93
  for Non-          60,000 shares    18.75  (2)      1,125,000        340.91
  Employee
  Directors
Common Stock
$.0667 par value
================================================================================

(1) These shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed on the basis of the price at which the options may be exercised.

(2) The price of $18.75, which was the closing price on the OTC Bulletin Board on January 7, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used only for those shares without a fixed exercise price and for those shares registered for reoffer by certain stockholders who previously exercised stock options granted by the Company.

PROSPECTUS

                                 290,000 Shares

                                  BENTHOS, INC.

                                  COMMON STOCK
                               ($.0667 par value)

                                    Under the
                                  Benthos, Inc.
                              Stock Option Plan and
                           the 1994 Stock Option Plan
                           for Non-Employee Directors

                                --------------

         Participation in the Benthos, Inc. Stock Option Plan and the 1994 Stock Option Plan for Non-Employee Directors, including certain individually negotiated arrangements (collectively, the "Plans") is offered on the basis set forth herein to certain employees and other individuals who have rendered services to Benthos, Inc. and its subsidiaries upon the terms and conditions of individual option agreements entered into pursuant to the Plans. This Prospectus also covers a total of 25,000 shares of Common Stock previously issued pursuant to the exercise of options under the Plans which may be reoffered and sold by such stockholders from time to time. Benthos, Inc., together with its subsidiaries, is herein referred to as the "Company".

                                --------------

         Offers or resales of shares of Common Stock acquired under the Plan by "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), are subject to certain restrictions (see "Resale of Shares by Affiliates").

                                --------------

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
               THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

         No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation.

                                --------------

                The date of this Prospectus is January __, 1997.

         The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date of this Prospectus. Statements in this Prospectus as to the provisions of the Plans are not necessarily complete and in each instance reference is made to the copy of the Plans which appears as Appendix A to this Prospectus, and each such statement in this Prospectus is qualified in all respects by such reference.

         The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein. However, the Company intends to reflect any change in the information contained in this Prospectus by distributing, as and when considered appropriate by the Company in light of the nature of such change, an Appendix to every person to whom this Prospectus has previously been given and who continues to hold or is granted an option under the Plan, unless such change (i) is reflected in any document filed by the Company with the Securities and Exchange Commission (the "Commission") after the date of this Prospectus and incorporated by reference into this Prospectus, (ii) is otherwise communicated to such person in accordance with the rules and regulations of the Commission in effect from time to time, or (iii) is not required to be reflected in an update to this Prospectus by such rules and regulations.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Commission. Such proxy statements, reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or at the Regional Offices of the Commission located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities covered hereby, reference is made to the Registration Statement and to the exhibits thereto filed as a part thereof.

         The Company will furnish without charge to any person holding options under the Plan, a copy of this Prospectus, the most recent supplement hereto, and a copy of any or all of the documents that have been incorporated by reference in the Registration Statement of which this Prospectus is a part, other than exhibits to such documents. Requests should be addressed to: John L. Coughlin, Benthos, Inc., 49 Edgerton Drive, Falmouth, Massachusetts 02556 (telephone number (508)-563-1000).

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page

Introduction ............................................................4
The Benthos, Inc. Stock Option Plan .....................................4
         Nature and Purposes of the Plan ................................4
         Duration and Modification ......................................4
         Administration of the Plan .....................................4
         Securities Subject to the Plan .................................5
         Adjustment of Option Shares ....................................5
         Eligibility and Participation ..................................5
         Grant and Exercise of Options ..................................5
         Termination of Options .........................................6
         Non-Transferability of Options .................................6
         Federal Income Tax Consequences ................................7
The Director Plan........................................................8
         Nature and Purposes of the Plan.................................8
         Duration and Modification.......................................8
         Administration of the Plan......................................8
         Securities Subject to the Plan..................................8
         Adjustment of Option Shares.....................................9
         Eligibility and Participation...................................9
         Grant and Exercise of Options...................................9
         Termination of Options..........................................9
         Non-Transferability of Options.................................10
         Federal Income Tax Consequences................................10
Resale of Shares by Affiliates .........................................10
Officers and Directors - Section 16(b) Liability .......................10
Reports to Stockholders and Optionholders...............................10
Incorporation of Certain Documents by Reference.........................11

                                  INTRODUCTION

         The Company has filed a Registration Statement with the Commission under the Securities Act for the registration of an aggregate of 290,000 shares of Common Stock, $.0667 par value per share ("Common Stock") of the Company which may be purchased by the exercise of options granted pursuant to the Benthos, Inc. Stock Option Plan (the "Plan") and the Company's 1994 Stock Option Plan for Non-Employee Director (the "Directors Plan"), including certain individually negotiated arrangements described under "The Director Plan - Nature and Purposes of the Plan." This Prospectus also covers the reoffer and sale of a total of 25,000 shares of Common Stock previously issued pursuant to the exercise of stock options granted under employee plans.

         The principal executive offices of the Company are located at 49 Edgerton Drive, Falmouth, Massachusetts 02556 and the telephone number is
(508)-563-1000.

                       THE BENTHOS, INC. STOCK OPTION PLAN

Nature and Purposes of the Plan

         The Plan is intended to encourage ownership of the Company's Common Stock by employees and advisors of the Company and its subsidiaries and to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for optionees to promote the success of its business.

         The Plan was adopted by the Board of Directors of the Company on December 20, 1989 and approved by its stockholders on January 26, 1990.

         The Plan is not a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code nor is it an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Duration and Modification

         The Plan will terminate on December 19, 1999, provided however, that options granted on or before such date will remain exercisable, in accordance with their respective terms, after the termination of the Plan.

         The Board of Directors of the Company may at any time terminate or from time to time modify or suspend the Plan, provided that no such modification without the approval of the stockholders of the Company shall (a) increase the aggregate number of shares for which options may be granted under the Plan; (b) change in substance the provisions of the Plan relating to eligibility of employees; or (c) extend the term of the Plan or the maximum period during which any option may be exercised.

Administration of the Plan

         The Plan is administered by the Board of Directors of the Company. The Board of Directors, as permitted by the Plan, has delegated the administration of the Plan to a committee of three directors, each of whom is a "disinterested person", as that term is defined in Rule 16b-3 under the Exchange Act. Unless the context otherwise requires, any reference herein to administration of the Plan by the Board of Directors means administration by the committee. Further information regarding the Plan and its administrators may be obtained from John
L. Coughlin, Benthos, Inc., 49 Edgerton Drive, Falmouth, Massachusetts ((508) 563-1000).

         Under Massachusetts law, the board of directors of a Massachusetts corporation, such as the Company, which has a class of voting stock registered under the Exchange Act ( a "registered corporation") is classified into three groups which govern the term for which the members of each group shall hold office. The members of the first group ("Class I Directors") hold office until the next annual meeting; the members of the second group ("Class II Directors") and the third group ("Class III Directors") hold office until the second and third annual meeting respectively, following the enactment of the law. At each annual meeting, the successors to the class of directors whose term expires are elected to a term of three years. The provisions of this law apply to the Company, since its Board of Directors has not voted to be exempt from its provisions. Directors classified under the new law may resign, but can be removed by the stockholders only for cause. Vacancies on the Board of Directors are filled by vote of the remaining directors.

Securities Subject to the Plan

         The Company has authorized an aggregate of 200,000 shares of Common Stock for issuance under the Plan. If, prior to the termination of the Plan, options granted expire or terminate for any reason without having been exercised in full, such unpurchased shares subject to option will again become available for subsequent grant of options under the Plan.

Adjustment of Option Shares

         In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or other changes affecting the Company's Common Stock, the number and kind of securities to be subject to option under the Plan, and the number, price and kind of securities covered by options granted under the Plan may be appropriately adjusted so as to reflect any such change.

         In addition, unless otherwise determined by the Board of Directors in its sole discretion, in the case of any sale or conveyance of all or substantially all of the property and assets of the Company or a "Change in Control" in the Company (as defined in the Plan), the purchaser of the Company's assets or stock may, in its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board of Directors may cancel all outstanding options in exchange for consideration in cash or in kind equal in value to the shares as to which the option was then exercisable, less the option price therefor.

Eligibility and Participation

         Options may be granted under the Plan to any key employees of the Company or to any individuals who have rendered services to the Company or any of its subsidiaries, including employees or individuals who are officers of the Company or who are members of its Board of Directors. Subject to the provisions of the Plan, the Board has exclusive authority to select the employees or other individuals who are to participate in the Plan, to determine the number of shares that may be purchased under each option, to determine the time or times when options shall be exercisable, and to prescribe the form of option agreements under the Plan.

Grant and Exercise of Options

         The Plan provides for the grant of incentive stock options only to officers and key employees of the Company or of any subsidiary, and of non-qualified options to officers, key employees and advisors of the Company. Directors who are not otherwise employees of the Company are not eligible to participate in the Plan. The Board of Directors determines the eligibility of an individual, the designation of the type of option and the number of shares to be optioned to an eligible individual, taking into account the position and responsibilities of the individual being considered, the nature and value to the Company of such individuals' service, his or her present and potential contribution to the success of the Company and such other factors as the Board may deem relevant.

         More than one option may be granted to an eligible individual, although no option which is designated as an incentive stock option shall be granted to an employee who, immediately prior to the grant of the option, owns stock representing more than ten percent (10%) of the stock of the Company unless the purchase price shall be at least one hundred ten percent (110%) of the fair market value of the stock at the time the option is granted. Incentive stock options shall not be exercisable more than five years from the date of grant.

         Each option is evidenced by a written option agreement. No cash consideration is received by the Company for granting an option. The option price of shares designated as non-qualified options is determined by the Board of Directors. The price for incentive stock options must be the fair market value of the Common Stock at the time the option is granted as determined by the Board in accordance with regulations under Section 422 of the Internal Revenue Code. Payment for shares may be made in cash for the full amount or in shares already held by the optionee and having a fair market value equal in amount to the exercise price of options being exercised, or by a combination of cash and shares, although the Board of Directors must give consent to any payment made in shares.

         Options will be granted for a term not exceeding ten years as determined by the Board of Directors at the time of the grant, subject to earlier termination as specified in the Plan. Except as otherwise determined from time to time by the Board of Directors, options may not be exercised during the first twelve (12) months after the option is granted. Thereafter, options become exercisable as to twenty-five percent (25%) of the shares covered thereby and as to an additional twenty-five percent (25%) upon the expiration of each of the next three (3) succeeding twelve (12) month periods. An optionee may exercise an option which has become exercisable in full or in part. Options must be exercised by written notice to the Company in accordance with terms established by the Board of Directors. The Company is prohibited under the Plan from making loans to optionees to permit them to exercise options granted under the Plan.

Termination of Options

         The unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void on the earliest to occur of the following:

                  (i) the expiration of ten years from the date on which such option is granted or such shorter period of time as may be designated by the Board on the date of the grant;

                  (ii) subject to subsections (iii) and (iv) below, in the case of an employee, the expiration of three months from the date of termination of the optionee's employment with the Company or, in the case of an employee who at the date of such termination is permanently disabled (as defined in the Plan), the expiration of twelve months from such termination date or the date on which the option expires, whichever first occurs;

                  (iii) the expiration of one year after the date of death of an optionee; provided, however, that the person or persons to whom the option is transferred by will or the laws of the descent and distribution may, at any time within such one year period but not later than the date of expiration of the option, exercise the option to the extent the optionee was entitled to do so on the date of termination of employment (whether by death or otherwise). Any options or portions of options of deceased employees which are not so exercised shall terminate; and

                  (iv) the termination of the optionee's employment or association with the Company, if such termination was for cause or because the employee is in breach of any employment agreement.

Non-Transferability of Options

         No option under the Plan may be transferred except by will or by the laws of descent and distribution. Options may not be sold, assigned, pledged, encumbered or otherwise transferred by the individual who is granted such option. During the lifetime of the individual to whom an option is granted, the option may be exercised only by him. Any option granted under the Plan shall be null and void upon the bankruptcy of the optionee.

Federal Income Tax Consequences

         Davis, Malm & D'Agostine, P.C., counsel to the Company, has provided the Company with the following general description of the Federal income tax consequences of the grant and exercise of options and the sale of option shares. These consequences will vary depending upon, among other factors, whether the optionee pays the exercise price with shares or with consideration other than shares.

         The following is only a summary of the Federal income tax treatment of options granted and stock issued under the Plan. Moreover, the applicable provisions of the Internal Revenue Code and the regulations thereunder are subject to change. Therefore, each employee should consult his or her own tax advisor with respect to the tax consequences of participation in the Plan.

         Incentive Stock Options

         An optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. Moreover, if stock acquired upon such exercise is held for a least two years from the date on which the option is granted and at least one year after the date of exercise, the optionee will not realize taxable income as a result of exercising the option, and any gain or loss realized by the optionee on the ultimate sale of such stock is treated as long-term capital gain or loss.

         In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee will realize ordinary income to the extent of the lesser of (i) the excess of the fair market value of the stock at the time of exercise over the exercise price, or (ii) the excess of the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of taxable income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

         Notwithstanding the tax treatment accorded incentive stock options, the excess of the fair market value of stock on the date of the exercise of the option over the exercise price of the option is an item of tax preference for alternative minimum tax purposes giving rise to potential tax liability at the alternative minimum tax rate. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

         The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option by the optionee. In addition, provided that the holding requirements noted above are met, the Company will not be allowed an income tax deduction upon the ultimate disposition by the optionee of stock acquired through the exercise of an option. However, in the event of a disqualifying disposition, the Company will be allowed an income tax deduction in an amount equal to the ordinary income recognized by the optionee.

         Non-Qualified Stock Options

         As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee and (b) generally deductible for Federal income tax purposes by the Company. The Company will be required to withhold from the wages of an optionee additional income taxes in respect of the amount that is considered compensation includible in the optionee's gross income. In addition, the Company may be required to withhold state and employment taxes when applicable.

         The optionee's tax basis in his stock will equal his cost for the stock plus the amount or ordinary income recognized with respect to the exercise of the option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock. Stock acquired on the exercise of a non-qualified stock option is not subject to the above-mentioned two year and one year holding periods that are imposed on incentive stock options and the exercise of a non-qualified stock option does not give rise to an item of tax preference for alternative minimum tax purposes.

         The foregoing discussion does not purport to be a complete analysis of all tax issues affecting the Plan. for example, the tax consequences of the acquisition of shares subject to a "substantial risk of forfeiture" or the exercise of an option using other shares as payment for all or a portion of the exercise price will differ from those described above. Each employee should consult his or her own tax advisor with respect to the tax consequences of participation in the Plan.

                                THE DIRECTOR PLAN

Nature and Purposes of the Plan

         The 1994 Stock Option Plan for Non-Employee Directors (the "Director Plan") is intended to attract and retain the services of experienced and knowledgeable independent directors who are not employees of the Company and to provide additional incentive for such persons to continue to work in the best interests of the Company through continuing ownership of its Common Stock.

         The Director Plan was adopted by the stockholders of the Company on March 4, 1994. Each of the Company's non-employee directors has been granted an option for the purchase of 15,000 shares of the Company's Common Stock. For purposes of this Prospectus, options for the purchase of 30,000 shares granted to non-employee directors pursuant to individually negotiated arrangements prior to the formal adoption of the Director Plan are included within the Director Plan for convenience of reference. The terms of those options are substantially the same as those prescribed by the Director Plan, except that those options can continue to be held by a director who ceases to be a director but continues to serve as a consultant rendering advice similar to the advice and service rendered by a director.

         The Director Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code nor it is an "employee benefit plan" subject to the provisions of ERISA.

Duration and Modification

         The Director Plan may be terminated at any time by the Board of Directors and will terminate in any event ten years from the date of its adoption by the stockholders.

Administration of the Plan

         The Director Plan, which is largely self-operative, is administered by the Board of Directors of the Company. Further information respecting the Director Plan may be obtained from John L. Coughlin, Benthos, Inc., 49 Edgerton Drive, Falmouth, Massachusetts ((508) 563-1000). See "The Benthos, Inc. Stock Option Plan - Administration of the Plan" for information respecting the election of directors.

Securities Subject to the Plan

         The Company has reserved 90,000 shares for issuance upon exercise of non-qualified stock options under the Director Plan.

Adjustment of Option Shares

         The Director Plan provides that the number of shares issuable thereunder shall be adjusted to prevent dilution in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or stock dividend.

         In addition, unless otherwise determined by the Board of Directors in its sole discretion, in the case of any sale or conveyance of all or substantially all of the property and assets of the Company or a "Change in Control" of the Company (as defined in the Director Plan), the purchaser of the Company's assets or stock may, in its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change of Control, or the Board of Directors may cancel the outstanding options in exchange for consideration in cash or in kind equal in value to the shares as to which the option was then exercisable, less the option price therefor.

Eligibility and Participation

         Each director of the Company who is not otherwise an employee of the Company is entitled to participate in the Director Plan.

Grant and Exercise of Options

         Under the Director Plan, each director who is not any employee of the Company will be entitled to receive (when he initially assumes office, and when any other option held by such director expires), an option for the purchase of 15,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the shares as of the date of the grant of the option, provided that the maximum number of shares which, in the aggregate, may be acquired under the Plan and under any option outstanding on March 1, 1994 and held by a non-employee director is 15,000 shares. The option will not exercisable during the first twelve months after the date of the grant. After twelve months, the option will be exercisable as to one-third of the shares covered thereby. After twenty-four months from the date of grant, the option will be exercisable as to two-thirds of the shares covered hereby, and after thirty-six months from the date of grant, the option will be exercisable as to all of the shares covered thereby. The options expire five years from the date of grant and are not transferable. In the event the director ceases to serve as a director of the Company, the option may be exercised only to the extent that the option is exercisable and is in effect on the date such service ceases.

Termination of Options

         The unexercised portion of any option granted under the Director Plan shall automatically and without notice terminate and become null and void on the earliest to occur of the following:

         (i) the expiration of five years from the date on which said option is granted;

         (ii) subject to subsections (iii) and (iv) below, in the case of an employee, the expiration of three months from the date of termination of the optionee's employment with the Company or, in the case of an employee who at the date of such termination is permanently disabled (as defined in the Plan), the expiration of twelve months from such termination date or the date on which the option expires, whichever first occurs;

         (iii) the expiration of one year after the date of death of an optionee; provided, however, that the person or persons to whom the option is transferred by will or the laws of descent and distribution may, at any time within such one year period but not later than the date of expiration of the option, exercise the option to the extent the optionee was entitled to do so on the date of termination of employment (whether by death or otherwise). Any options or portions of options of deceased employees which are not so exercised shall terminate; and

         (iv) immediately upon the termination of the optionee's employment or association with the Company, if such termination was for cause.

Non-Transferability of Options

         The right of any optionee to exercise an option granted under the Director Plan shall not be assignable or transferable by such optionee if other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order under ERISA.

Federal Income Tax Consequences

         Options granted under the Director Plan are non-qualified stock options not intended to meet the definition of incentive stock options under the Internal Revenue Code. The Federal income tax consequences upon grant and exercise of stock options under the Director Plan are as described in "The Benthos, Inc. Stock Option Plan - Federal Income Tax Consequences - Non-Qualified Stock Options" above.

                        RESALE OF SHARES BY AFFILIATES

         Shares of the Company's Common Stock purchased upon exercise of options granted under the Plan may be resold freely, except that any optionee deemed to be an "affiliate" of the Company within the meaning of the Securities Act and the rules and regulations thereunder, may not sell shares acquired upon exercise of options granted under the Plan unless such shares have been registered by the Company under the Securities Act for resale by such optionee or an exemption from registration under the Securities Act is available. Rule 144 under the Securities Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the Securities Act. An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

         A. Theodore Mollegen, Jr., a non-employee director of the Company, is the owner of 15,000 shares of Common Stock acquired by exercise of a stock option on July 12, 1996. Joel Rizzo, an employee of the Company, is the owner of 10,000 shares of Common Stock acquired by exercise of a stock option on April 4, 1996. The shares owned by Messrs. Mollegan and Rizzo are registered for sale under the Securities Act of 1933 pursuant to the Registration Statement of which this Prospectus is a part and either of them may sell all or any part of these shares from time to time in his discretion.

                OFFICERS AND DIRECTORS - SECTION 16(b) LIABILITY

         Section 16(b) of the Exchange Act provides, generally, that any profit realized by an officer or director of the Company from the purchase and sale or sale and purchase of any equity security of the Company within any six-month period is recoverable by the Company. Pursuant to recent amendments to the Exchange Act regulations, the acquisition of an option to purchase shares of Common Stock will generally constitute a "purchase" and the sale of shares received upon exercise of an option will generally constitute a "sale" for purposes of Section 16(b). The exercise of an option is generally exempt from
Section 16(b). Accordingly, the acquisition by an officer or director of an option under the Plan will not be deemed a "purchase" for the purposes of
Section 16(b), so long as the option or the underlying Common Stock is not disposed of for six months from the date of grant. If the six month holding period is not satisfied, the acquisition of the option will be deemed a "purchase." Both Messrs. Mollegen and Rizzo were granted their stock options more than six months prior to the exercise thereof.

                    REPORTS TO STOCKHOLDERS AND OPTIONHOLDERS

         The Company will furnish its stockholders and persons holding options under the Plan with annual reports containing audited consolidated financial statements and with quarterly reports for the first three quarters of its fiscal year containing unaudited consolidated financial information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated in and made a part of this Prospectus by reference as of their respective dates:

                  (1) The Company's Annual Report on Form 10-KSB under the Securities Exchange Act of 1934, filed with the Commission on December 30, 1996.

                  (2) The description of the Company's capital stock contained under the caption "Description of Capital Stock" in the Company's Registration Statement on Form 10-SB under the Securities Exchange Act filed with the Commission on December 17, 1996 and declared effective on December 30, 1996.

         In addition to the foregoing documents, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

                                    PART II


Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents are hereby incorporated by reference in this Registration Statement:

             (a) The registrant's Annual Report on Form 10-KSB filed on December 30, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934.

             (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the registrant's fiscal year ended September 30, 1996.

             All documents subsequently filed by the registrant pursuant to
     Section 13(a), 12(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such documents.

Item 4.      DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Article 7 of the registrant's By-Laws provides, in effect, that each director, officer, or employee of the registrant appointed or elected by the Board of Directors (and certain other persons) shall be indemnified by the registrant against any fine, penalty, liability or judgment (including amounts paid in settlement and reasonable professional fees) incurred by an indemnified person arising out of any action, suit or proceeding (civil, criminal, administrative or investigative) brought or threatened, in which the indemnified person is involved as a result of his service as a director, officer, or employee of the registrant. No indemnification shall be provided to any person in any proceeding in which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his actions were in the best interest of the registrant. With respect to amounts paid in compromise or settlement, no indemnification shall be provided to any person if it is determined by a majority of the disinterested directors then in office or by the holders of a majority of the outstanding stock that he did not act in good faith in the reasonable belief that his actions were in the best interest of the registrant.

             As permitted by Section 13(b)(1 1/2) of the Massachusetts Business Corporation Law, Article VI of the registrant's Articles of Organization provides as follows:

             "No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any statutory provision or other law imposing such liability, except for liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws [relating to unauthorized distributions to stockholders and loans to insiders], or (iv) for any transaction from which the director derived an improper personal benefit."

             The registrant maintains a directors and officers liability insurance policy covering its directors and officers against liability for errors, omissions, neglect or breach of duty in their capacity as officers or directors of the registrant, subject to standard exclusions and conditions.

Item 7.      EXEMPTION FROM REGISTRATION CLAIMED.

     The shares issued to Messrs. Mollegen and Rizzo upon exercise of their stock options are restricted securities issued pursuant to a written contract relating to the compensation of such persons, a transaction exempt from registration under the Securities Act pursuant to Rule 701 thereunder.

Item 8.      EXHIBITS.

     4.1     Benthos, Inc. Stock Option Plan

     4.2    1994 Stock Option Plan for Non-Employee Directors

     5 Option of Davis, Malm & D'Agostine, P.C. as to the validity of the issuance of the shares of Common Stock being registered (filed herewith).

    23.1    Consent of Arthur Andersen LLP (filed herewith).

    23.2 Consent of Davis, Malm & D'Agostine, P.C. (contained in opinion filed as Exhibit 5).

    24      Power of Attorney (filed herewith).

Item 9.     UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Falmouth, Commonwealth of Massachusetts, on this 31st day of December, 1996.

                                           BENTHOS, INC.



                                           By:  JOHN L. COUGHLIN
                                               --------------------------
                                                John L. Coughlin,
                                                  President

         Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons and on the date indicated.


JOHN L. COUGHLIN                                            December 31, 1996
---------------------------
John L. Coughlin              President, Chief
                              and Executive
                              Officer and Director
                              (Principal
                              Executive Officer)


JOHN L. COUGHLIN                                            December 31, 1996
---------------------------
John L. Coughlin              Chief Financial
                              Officer (Principal
                              Financial and
                              Accounting Officer)

SAMUEL O. RAYMOND                                           December 31, 1996
---------------------------
Samuel O. Raymond             Director


A. THEODORE MOLLEGEN, JR.                                   December 31, 1996
---------------------------
A. Theodore Mollegen, Jr.     Director


THURMAN F. NAYLOR                                           December 31, 1996
---------------------------
Thurman F. Naylor             Director


STEPHEN D. FANTONE                                          December 31, 1996
---------------------------
Stephen D. Fantone            Director

                                 EXHIBIT INDEX

Exhibit

  4.1             Benthos, Inc. Stock Option Plan*

  4.2             1994 Stock Option Plan for Non-Employee Directors*

  5               Opinion of Davis, Malm & D'Agostine, P.C.

 23.1             Consent of Arthur Andersen LLP

 23.2 Consent of Davis, Malm & D'Agostine, P.C. (contained in opinion filed as Exhibit 5)

 24               Power of Attorney


         *Incorporated herein by reference to the exhibits filed with the Company's Registration Statement on Form 10-SB filed with the Commission on December 17, 1996 and declared effective by the Commission on December 30, 1996.